UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 620-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Base Salaries and 2011 Cash Bonuses

On January 24, 2012, the Compensation Committee of the Board of Directors of Basic Energy Services, Inc. (“Basic”), after discussion with a compensation consultant, approved base salaries for 2012 and cash bonuses for 2011 for certain of Basic’s executive officers, including Basic’s named executive officers. Cash bonus amounts for 2011 include payments previously made pursuant to Basic’s quarterly management incentive bonus plan, to the extent applicable to such executive officers. The approved 2012 base salary and 2011 cash bonus amounts for each of these executive officers are set forth in the table below:

	2012 Base Salary	2011 Cash Bonus
Kenneth V. Huseman President, Chief Executive Officer and Director	$700,000	$470,000

Alan Krenek Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$375,000	$196,000

T.M. “Roe” Patterson Senior Vice President and Chief Operating Officer	$440,000	$350,000

James F. Newman Group Vice President — Permian Business Unit	$340,000	$163,000

James E. Tyner Vice President — Human Resources	$260,000	$135,000

Douglas B. Rogers Vice President — Marketing	$250,000	$103,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: January 30, 2012	By:	/s/ Alan Krenek
	Name:	Alan Krenek
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary